UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 16, 2007

CHINA KANGTAI CACTUS BIO-TECH, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-33097	87-0650263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

No. 99 Taibei Road Limin Economy and Technology Developing District Harbin, P.R.C.	150025
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (86) 451-57351189 ext 126

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 16, 2008, China Kangtai Cactus Bio-Tech, Inc., a Nevada corporation (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with T Squared Investments LLC (the “Investor”) to sell in a private placement to the Investor for an aggregate purchase price of $250,000, (i) 416,667 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) for $0.60 per share (the “Shares”), (ii) warrants to purchase up to 500,000 shares of Company’s common stock exercisable for a period of three years at an exercise price of $0.9375 per share (the “A Warrants”) or an aggregate exercise price of $625,000 if all of the A Warrants were exercised, and (iii) warrants to purchase up to 600,000 shares of Company’s common stock exercisable for a period of three years at an exercise price of $1.25 per share (the “B Warrants”), or an aggregate exercise price of $750,000 if all of the B Warrants were exercised.

The Company also granted the Investor piggyback registration rights for the resale of the Common Stock issuable upon the conversion of the Shares and upon the exercise of the A Warrants and B Warrants.

Westernking Financial Service acted as the sole placement agent in the transaction, and will receive a fee of $15,000 (6% of the gross proceeds).

Copies of the Securities Purchase Agreement, the A Warrants and B Warrants described above are filed as exhibits herewith and the above summary of the agreements is qualified in its entirety by reference to such agreements, which are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

As described in more detail in Item 1.01 of this Report on Form 8-K, on July 16, 2008, the Company issued to the Investor the Shares, the A Warrants and the B Warrants. The issuance of the shares of Common Stock described in the preceding sentence is exempt from registration under the Securities Act of 1933 (the “Act”) by reason of the exemption provided by Section 4(2) of the Act for a transaction not involving a public offering.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In order to facilitate the closing of the transactions contemplated by the Purchase Agreement described under Item 1.01 above, the Company approved and adopted a First Amended and Restated Certificate of Designation of the Series A Preferred Stock (the “Amended and Restated Certificate of Designation”), which became effective upon filing with the Secretary of State of Nevada on July 16, 2008. The Amended and Restated Certificate of Designation amended the original Certificate of Designation to increase the number of shares designated as the Company’s Series A Convertible Preferred Stock from 833,333 to 1,250,000. All preferences, rights and limitations of the Series A Convertible Preferred stock remain unchanged.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Preferred Stock Purchase Agreement dated as of July 16, 2008 by and between the Company and T Squared Investments LLC.

10.2	First Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock as filed with the Secretary of State of Nevada on July 16, 2008.

10.3	Common Stock Purchase Warrant “A”

10.4	Common Stock Purchase Warrant “B”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CHINA KANGTAI CACTUS BIO-TECH, INC.

By:	/s/ JINJIANG WANG

President, Chief Executive Officer, Director and Principal Executive Officer

Date: July 16, 2008